Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On October 31, 2006, we acquired all of the outstanding capital stock of Mossimo, Inc., referred to as Mossimo, through its merger with, and into, Moss Acquisition Corp., a wholly-owned subsidiary formed by us for such purpose, with Moss Acquisition Corp. continuing as the surviving corporation and our wholly-owned subsidiary. As consideration for the merger, we paid the stockholders of Mossimo, a total of $67.5 million in cash and 3,608,810 shares of our common stock, referred to as the initial merger consideration. In addition, the recipients of the initial merger consideration have the right to receive additional shares of our common stock, referred to as the additional merger consideration, if our common stock does not close at or above $18.71 for at least 20 consecutive trading days during the 12 months ending October 31, 2007, referred to as the measurement period, which rights are evidenced by the non-transferable contingent share rights that we granted to them upon the consummation of the merger.

If the additional merger consideration becomes payable, each former holder of Mossimo common stock entitled to such consideration may exercise its non-transferable contingent share rights to receive such number of additional shares of our common stock as is determined by dividing (1) the product of (a) the number of shares of our common stock issued to such holder as initial merger consideration, multiplied by (b) the difference between (i) $18.71 and (ii) the greater of (x) $18.50 (the average closing sale price of our common stock for the three days prior to the closing of the merger) and (y) the highest 20-consecutive trading day average closing sale price of our common stock during the measurement period (the higher stock price in this clause (ii) is referred to as the actual price), by (2) the actual price. The aggregate number of shares of our common stock issuable as additional merger consideration is subject to limitation as set forth in the merger agreement governing the Mossimo merger. See Note P to the Unaudited Proforma Condensed Combined Financial Statements.

In connection with the Mossimo merger, each unexpired and unexercised option to purchase Mossimo common stock, whether vested or unvested and without regard to whether such option was then exercisable, was cancelled. As consideration for such cancellations, we paid the former holders of such cancelled Mossimo options, a total of $950,000 in cash. In addition, if the additional merger consideration becomes payable as described above, each of such former option holders will also receive a cash payment equal to the per-share cash value of the additional merger consideration he or she would have received if he or she had exercised the option prior to the merger (and had thus been a stockholder of Mossimo, Inc. at the time of the merger), less any applicable tax withholding.

Prior to the Mossimo merger, in April 2006, Mossimo, Inc. received an unsolicited proposal from Cherokee Inc. to acquire all of its outstanding capital stock. We subsequently entered into a termination and settlement agreement with Cherokee pursuant to which it agreed to withdraw such proposal (and not to reinstate or make any new offer) and, effective upon the closing of the merger, to terminate its finder’s fee agreement with Mossimo, Inc. in respect of its royalties from Target. In exchange for such withdrawal and termination, we paid Cherokee $33.0 million upon the closing of the merger.

In connection with the Mossimo merger, our wholly owned subsidiary, Mossimo Holdings, LLC which we formed for such purpose and whose activities are limited to acquiring intellectual property assets, exploiting and maintaining such assets and borrowing funds in connection with those activities, obtained a loan from Merrill Lynch Mortgage Capital Inc. in the amount of $90.0 million, secured by the Mossimo trademarks, license agreements, including the proceeds therefrom, and related intellectual property assets, which we simultaneously sold to Mossimo Holdings upon the closing of the merger. The note evidencing this loan bears interest at a variable rate equal to the three-month LIBOR plus 5.125% per annum and matures on December 18, 2008, with principal payable in quarterly payments totaling $10.5 million in the first year and $10.8 million in the second year, with the balance due upon maturity. The $90.0 million in proceeds from this secured loan, together with $17.5 million of the cash acquired by us in the merger, was or will be used by us as follows: $67.5 million was used to pay the cash portion of the initial merger consideration; $33.0 million was paid to Cherokee Inc., as described above; approximately $950,000 was used to buy out the cancelled Mossimo stock options as described above; approximately $5.2 million was or will be used to pay costs associated with the merger and $900,000 was used to pay costs associated with the loan financing. The costs of $900,000 relating to the $90.0 million loan have been deferred and will be amortized over the life of the loan, using the effective interest method.

On April 11, 2006, we completed our acquisition of certain assets of Mudd (USA) LLC related to its business of marketing, licensing and managing its Mudd brands, trademarks, intellectual property and related names worldwide, excluding China, Hong Kong, Macau and Taiwan. We paid the following consideration for such assets: (a) $45.0 million in cash, which was funded from a portion of the proceeds of the notes issued by IP Holdings, LLC, referred to as IP Holdings, which is a special purpose entity in which we own, directly, a 53.5% limited liability company interest and, indirectly through other of our subsidiaries, the remaining limited liability company interests, and (b) our issuance to the seller of 3,269,231 restricted shares of our common stock. In connection with the transaction, we simultaneously sold the assets to IP Holdings. On the closing date, IP Holdings, also entered into a license agreement with Mudd (USA) LLC, in which IP Holdings granted Mudd (USA) LLC the exclusive right to use the Mudd trademark in connection with the design, manufacture, sale and distribution of women’s and children’s woven bottoms and related products in the United States. Mudd (USA) LLC has guaranteed for two years certain minimum licensing revenues to us from the purchased assets and royalties under the license agreement. The guarantee and certain other of the seller’s obligations to us under the purchase agreement are secured by its pledge of a portion of the cash and shares issued by us as consideration in the acquisition.

The financing for IP Holding’s purchase of the purchased assets from us was accomplished through its private placement of asset-backed notes. The issuance of the notes raised $49.0 million in new financing for IP Holdings (before giving effect to the payment of expenses in connection with the issuance of the notes and required deposits to reserve funds) and refinanced the approximately $87.0 million principal amount then outstanding under the notes previously issued by IP Holdings. The notes are secured by the purchased assets, as well as by other intellectual property assets owned by IP Holdings. The payment of the principal amount of, and interest on, the notes will be made from amounts received by IP Holdings under license agreements with various licensees of the purchased assets and IP Holdings’ other intellectual property assets. We are not obligated, and our assets are not available, to pay any amounts with respect to the notes if amounts received by IP Holdings under such license agreements are insufficient to make the required payments. In addition, the assets of IP Holdings are not available to pay any of our obligations.

The following unaudited pro forma condensed combined financial statements give effect to (a) the Mossimo merger and (b) three acquisitions recently completed by us: (i) our purchase of certain Mudd (USA) LLC assets in April 2006, (ii) the Rampage brand acquisition in September 2005 and (iii) the Joe Boxer brand acquisition in July 2005, under the purchase method of accounting. They do not give effect to our November 2006 acquisition of the Ocean Pacific brand or our August 2006 purchase of the London Fog trademarks, as such pro forma disclosure is not required with respect to such transactions under the rules and regulations of the Securities and Exchange Commission. These unaudited pro forma condensed combined statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations would actually have been if the merger and acquisitions had actually occurred at the beginning of the periods presented, nor do they purport to project our results of operations for any future period.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values, useful lives and amortization of certain assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. The Mossimo, Mudd, Joe Boxer and Rampage trademarks have been determined to have an indefinite useful life and, therefore, consistent with SFAS No. 142, no amortization will be recorded in our consolidated statements of operations. Instead, the related intangible asset will be tested for impairment at least annually, with any related impairment charge recorded to the statement of operations at the time of determining such impairment.

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 assumes that the Mossimo merger had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 was prepared by combining our historical statement of operations for the year ended December 31, 2005 with the Mossimo, Inc. statement of operations for the year ended December 31, 2005, the Mudd USA (LLC) statement of revenues and direct operating expenses of the assets sold for its fiscal year ended March 31, 2006 and the Joe Boxer and Rampage results of operations prior to the dates of the related acquisitions, giving effect to the merger and each of the acquisitions as though they had occurred at the beginning of the year (January 1, 2005).  In addition, the pro forma statements of operation include 21 days of historical operations from July 1, 2005 to July 21, 2005 for Joe Boxer and two and a half months of historical operations from July 1, 2005 to September 15, 2005 for Rampage. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 was prepared by combining our historical statement of operations for the nine months ended September 30, 2006 with Mossimo Inc.’s historical statement of operations for the nine months ended September 30, 2006 and financial information from the Mudd USA (LLC) statement of revenues and direct operating expenses of the assets sold for the three months ended March 31, 2006 (prior to the date of the related acquisition) giving effect to the merger and the Mudd USA (LLC) asset acquisition as though they had occurred at the beginning of the period (January 1, 2006).

Unaudited pro forma condensed combined balance sheet

As of September 30, 2006
(000’s omitted, except per share information)

	Iconix as	Mossimo as				Pro forma
	of 9/30/06	of 9/30/06	Pro forma adjustments			condensed
	(historical)	(historical)	Note (a)	Notes (b)/(c)	Note (d)	combined
Assets
Current assets
Cash (including restricted cash)	$21,255	$25,205	$(1,767)	$15,158	$(23,438)	$36,413
Accounts receivable, net	11,808	5,911	(1,648)	4,263	(4,263)	16,071
Due from affiliate	244	—	—	1,000	—	1,244
Inventories	—	431	(431)	—	—	—
Deferred income taxes	6,691	3,223	—	—	(3,223)	6,691
Prepaid advertising and other	1,854	1,461	(192)	1,269	(1,269)	3,123
Total current assets	41,852	36,231	(4,038)	21,690	(32,193)	63,542
Property and equipment at cost:
Furniture, fixtures and equipment	2,585	2,459	(1,001)	1,458	(1,458)	4,043
Less: accumulated depreciation and amortization	(1,332)	(1,647)	472	(1,175)	1,175	(2,507)
	1,253	812	(529)	283	(283)	1,536
Other assets:
Restricted cash	10,575	—	—	—	—	10,575
Goodwill	42,528	—	—	48,491	—	91,019
Intangibles, net	267,938	81	(81)	145,640	—	413,578
Deferred financing costs, net	3,547	—	—	900	—	4,447
Deferred income taxes	12,597	1,609	—	4,832	(1,609)	17,429
Other	3,274	52	(11)	(204)	(41)	3,070
	340,459	1,742	(92)	199,659	(1,650)	540,118
Total assets	$383,564	$38,785	$(4,659)	$221,632	$(34,126)	$605,196
Liabilities and stockholders equity
Current liabilities:
Accounts payable and accrued expenses	$5,391	$8,306	$(612)	$13,192	$(7,694)	$18,583
Promissory note payable	750	—	—	—	—	750
Accounts payable, subject to litigation	4,886	—	—	—	—	4,886
Current portion of deferred revenue	3,152	—	—	—	—	3,152
Current portion of long term debt	25,549	—	—	10,500	—	36,049
Total current liabilities	39,728	8,306	(612)	23,692	(7,694)	63,420
Deferred rent	—	110	(90)	—	(20)	—
Deferred income taxes	7,939	—	—	49,000	—	56,939
Long term debt	144,882	—	—	79,500	—	224,382
Total liabilities	192,549	8,416	(702)	152,192	(7,714)	344,741
Contingencies and commitments	—	—	—	—	—	—
Stockholders’ equity:
Common stock, $.001 par value—shares authorized 75,000	41	15	—	4	(15)	45
Additional paid-in capital	203,153	41,364	(375)	69,591	(40,989)	272,744
Accumulated other comprehensive income	155	—	—	(155)	—	—
Accumulated earnings (deficit)	(11,667)	(11,010)	(3,582)	—	14,592	(11,667)
Treasury stock—198 shares at cost	(667)	—	—	—	—	(667)
Total stockholders’ equity	191,015	30,369	(3,957)	69,440	(26,412)	260,455
Total liabilities and stockholders’ equity	$383,564	$38,785	$(4,659)	$221,632	$(34,126)	$605,196

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of operations

For the year ended December 31, 2005
(000’s omitted, except per share information)

			2005 closed	Year				Year
	Year ended	2005 closed	acquisitions	ended				ended				Total pro
	12/31/2005	acquisitions	(pro forma	3/31/2006	Mudd pro		Pro	12/31/2005	Pro forma			forma
	Iconix	(historical)	adjustments)	Mudd	forma		forma	Mossimo	adjustment	Pro forma		condensed
	(historical)	Note (e)	Note (f)	(historical)	adjustment	Notes	Iconix	(historical)	note (l)	adjustment	Notes	combined	Notes
Net sales	$—	$—	$—	$—	$—		$—	$6,730	$(6,730)	$—		$—
Licensing income	30,156	14,890	—	10,994	8,000	(g)	64,040	24,298	—	—		88,338
Net revenue	30,156	14,890	—	10,994	8,000		64,040	31,028	(6,730)	—		88,338
Cost of goods sold	—	—	—	—	—		—	3,993	(3,993)	—		—
Gross profit	30,156	14,890	—	10,994	8,000		64,040	27,035	(2,737)	—		88,338
Selling, general and administrative expenses	13,880	4,588	835	6,061	868	(h)	26,232	20,294	(4,191)	1,725	(m)	44,060
Special charges	1,466	—	—	—	—		1,466	212	—	—		1,678
Operating income (loss)	14,810	10,302	(835)	4,933	7,132		36,342	6,529	1,454	(1,725)		42,600
Net interest expense (income)	3,902	1,243	2,518	—	4,503	(i)	12,166	(420)	—	9,415	(n)	21,161
Income (loss) before income taxes	10,908	9,059	(3,353)	4,933	2,629		24,176	6,949	1,454	(11,140)		21,439
Provision (benefit) for income taxes	(5,035)	—	1,000	—	2,571	(j)	(1,464)	2,248	—	(3,179)	(o)	(2,395)
Net income (loss)	$15,943	$9,059	$(4,353)	$4,933	$58		$25,640	$4,701	$1,454	$(7,961)		$23,834
Earnings per share:
Basic	$0.51						$0.67					$0.57	(q)
Diluted	$0.46						$0.61					$0.52	(q)
Weighted number of common shares outstanding:
Basic	31,284		6,521		3,269	(k)	38,512			3,608	(p)	42,120
Diluted	34,773		6,521		3,327	(k)	42,059			3,649	(p)	45,708

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of operations

For the nine months ended September 30, 2006
(000’s omitted, except per share information)

	Nine months ended 9/30/2006 Iconix (historical)	Three months ended 3/31/2006 Mudd (historical)	Pro forma adjustment	Notes	Pro forma Iconix	Nine months ended 9/30/2006 Mossimo (historical)	Pro forma adjustment note (l)	Pro forma adjustment	Notes	Total pro forma condensed combined	Notes
Net sales	$—	$—	$—		$—	$5,537	$(5,537)	$—		$—
Licensing income	53,791	2,607	2,000	(g)	58,398	17,023	—	—		75,421
Net revenue	53,791	2,607	2,000		58,398	22,560	(5,537)	—		75,421
Cost of goods sold	—	—	—		—	2,875	(2,875)	—		—
Gross profit	53,791	2,607	2,000		58,398	19,685	(2,662)	—		75,421
Selling, general and administrative expenses	17,572	3,107	217	(h)	20,896	16,397	(2,946)	1,294	(m)	35,641
Special charges	1,900	—	—		1,900	—	—	—		1,900
Operating income (loss)	34,319	(500)	1,783		35,602	3,288	284	(1,294)		37,880
Net interest expense (income)	7,991	—	1,126	(i)	9,117	(672)	8	7,189	(n)	15,642
Income (loss) before income taxes	26,328	(500)	657		26,485	3,960	276	(8,483)		22,238
Provision (benefit) for income taxes	2,680	—	53	(j)	2,733	1,606	—	(3,050)	(o)	1,289
Net income (loss)	$23,648	$(500)	$604		$23,752	$2,354	$276	$(5,433)		$20,949
Earnings per share:
Basic	$0.62				$0.60					$0.49	(q)
Diluted	$0.54				$0.53					$0.43	(q)
Weighted number of common shares outstanding:
Basic	38,075		1,223	(k)	39,298			3,608	(p)	42,906
Diluted	43,469		1,300	(k)	44,769			3,650	(p)	48,419

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined financial statements

The financial information presented in the unaudited pro forma condensed combined financial statements is based on amounts and adjustments that our management believes to be factually supportable. We have made no attempt to include forward looking assumptions in such information.

Notes to unaudited pro forma condensed combined financial statments:

(a)    Represents the elimination of Modern Amusement’s assets and liabilities resulting from the sale by Mossimo, Inc. of this subsidiary prior to the completion of the merger.

(b)    Reflects the preliminary allocation of cost associated with the Mossimo merger under the purchase method of accounting as though the merger occurred on September 30, 2006, and the impact of the financing associated with the merger.

Total purchase price was determined as follows:

(000’s omitted except share information)
Cash paid at closing to Mossimo stockholders	$67,532
Cash paid at closing to Cherokee	33,000
Total cash paid at closing		$100,532
Fair value of 3,608,810 shares of our common stock, $.001 par value, at $18.50 fair market value per share(1)	66,763
Value of the contingent share right relating to fair market value thresholds guaranteed in the merger consideration (1)	769
Value of 250,000 warrants ($15.93 exercise price) issued as a cost of the merger	2,063
Total equity consideration		69,595
Shares of Mossimo stock previously acquired by Iconix		745
Buyout of Mossimo employee stock option agreements		950
Estimated liability related to possible additional payment for buyout of Mossimo employee stock option agreements		12
Other estimated costs of the merger, including $4.5 million to be paid after the closing of the merger		5,232
Total		$177,066

(1)
The target value of the shares of our common stock issued at closing totals $67.5 million and represents the lowest total value at which additional shares, referred to as the contingent shares, would not be required to be issued. This amount is calculated by multiplying 3,608,810, the number of shares issued by us as initial merger consideration, by $18.71. In the event that our common stock does not trade at or above $18.71 for 20 consecutive business days during the 12 months ending October 31, 2007, contingent shares will be required to be issued and, as discussed in note (p) below, have been illustrated as part of these pro forma financial statements.

The preliminary purchase price allocation to the fair value of the assets acquired and liabilities assumed, is as follows:

(000’s omitted)

Trademarks	$140,000
License agreements	3,140
Non-compete agreements	2,500
Assumed obligation under Cherokee contract	(8,100)
Allocation of Cherokee contract buyout	8,100
Cash acquired (including cash received from the sale of Modern Amusement of $2,236)	27,441
Note receivable, related to sale of Modern Amusement	1,500
Accounts receivable and other current assets	5,573
Fixed assets	283
Deferred tax asset	4,832
Accounts payable and accruals	(7,694)
Deferred tax liability	(49,000)
Goodwill	48,491
Total	$177,066

(c)    Represents the recording of the cash paid, debt acquired, equity issued and the elimination of our investment in Mossimo, in association with the merger with Mossimo.

In connection with the Mossimo merger, our wholly owned subsidiary, Mossimo Holdings, which we formed for the purpose of the merger and whose activities are limited to acquiring intellectual property assets, exploiting and maintaining such assets and borrowing funds in connection with those activities, obtained a loan from Merrill Lynch Mortgage Capital Inc. in the amount of $90.0 million. The loan is secured by the Mossimo trademarks, license agreements, including the proceeds therefrom, and related intellectual property assets, which we simultaneously sold to Mossimo Holdings upon the closing of the merger. The note evidencing the loan bears interest at a variable rate equal to the three-month LIBOR plus 5.125% per annum, matures on December 18, 2008, with principal payable in quarterly payments totaling $10.5 million in the first year and $10.8 million in the second year, with the balance due upon maturity. The $90.0 million in proceeds from this secured loan, together with $17.5 million of the cash that was acquired in connection with the merger, is being used by us as follows: $67.5 million was used to pay the cash portion of the initial merger consideration; $33.0 million was paid to Cherokee Inc., as described above; approximately $950,000 was used to buy out the cancelled Mossimo stock options as described above; approximately $5.2 million was or will be used to pay costs associated with the merger; and $900,000 was used to pay costs associated with the loan financing. The costs of $900,000 relating to the $90.0 million loan have been deferred and are being amortized over the life of the loan, using the effective interest method.

(d)    Represents the elimination of the historical values of Mossimo’s assets and liabilities.

(e)    Represents historical information for the 2005 closed acquisitions for the Joe Boxer acquisition for the period from January 1, 2005 to July 21, 2005 and for the Rampage acquisition for the period from January 1, 2005 to September 15, 2005 derived from the following amounts:

	Joe Boxer 1/1/05 - 6/30/05	Joe Boxer 7/1/05 - 7/21/05	Rampage 1/1/05 - 6/30/05	Rampage 7/1/05 - 9/15/05	2005 closed acquisitions (historical)
Licensing income	$7,978	$1,161	$3,899	$1,852	$14,890
SG&A	2,015	246	1,542	785	4,588
Operating income	5,963	915	2,357	1,067	10,302
Interest expense—net	290	35	684	234	1,243
Income before income taxes	5,673	880	1,673	833	9,059
Provision (benefit) for income taxes	—	—	—	—	—
Net income (loss)	$5,673	$880	$1,673	$833	$9,059

(f)    Represents pro forma adjustments for the 2005 closed acquisitions for the Joe Boxer acquisition for the period from January 1, 2005 to July 21, 2005 and for the Rampage acquisition for the period from January 1, 2005 to September 15, 2005 and is comprised of:

(000’s omitted)	Joe Boxer 1/1/05 - 6/30/05	Joe Boxer 7/1/05 - 7/21/05	Rampage 1/1/05 - 6/30/05	Rampage 7/1/05 - 9/15/05	2005 closed acquisitions (pro forma adjustments)
Licensing income	$—	$—	$—	$—	$—
SG&A	340	42	320	133	835	(1)
Operating income	(340)	(42)	(320)	(133)	(835)
Interest expense—net	1,744	214	317	243	2,518	(2)
Income before income taxes	(2,084)	(256)	(637)	(376)	(3,353)
Provision (benefit) for income taxes	1,000	—	—	—	1,000	(3)
Net income (loss)	$(3,084)	$(256)	$(637)	$(376)	$(4,353)
Weighted number of common shares outstanding:
Basic		4,350		2,171	6,521	(4)
Diluted		4,350		2,171	6,521

(1)
For Joe Boxer, represents the six months and 21 days of additional amortization of acquired intangible assets of $1.3 million on a straight line basis over the remaining contract period of 2.5 years (approximately $299,000 in total) and the deferred refinancing fees of $1.0 million incurred in the related financing arrangement over the seven-year life of the debt (approximately $83,000 in total). For Rampage, represents the eight months and 15 days of additional amortization of acquired Rampage licensing contracts of $550,000, Rampage domain name of $230,000 and non-compete agreement of $600,000, on a straight line basis over the remaining contract period of three, five and two years, respectively (approximately $375,000 in total), as well as amortization of the deferred financing fees of $774,000 which is amortized over the seven-year life of the related debt (approximately $78,000 in total).

(2)
For Joe Boxer, represents the incremental interest expense at the historical interest rate of 8.45% related to refinancing incurred as part of the acquisition. For Rampage, represents the incremental interest expense at the historical interest rate of 8.1% related to refinancing incurred as part of the acquisition.

(3)
Represents the additional deferred income tax provision that would have been recorded against the incremental earnings generated from the acquired Joe Boxer business based on the amount of deferred tax asset recorded in the related purchase accounting.

(4)	Represents the shares of our common stock that were issued as part of the Joe Boxer and Rampage acquisitions.

(g)    Represents guaranteed minimum royalty revenues to be earned by us from the core jeans licensee, Mudd (USA) LLC, under the license agreement we signed with it as part of the acquisition. This license agreement is a two-year contract with guaranteed minimum payments to us of $8.0 million per year. Prior to the acquisition, revenue from the seller’s jeans business was included in other of its operations that were not sold to us, which operations included businesses focused on the design, manufacture and sales of apparel goods.

(h)    Represents adjustments related to the amortization of the value assigned to the acquired Mudd licensing contracts of $700,000, Mudd domain name of $340,000 and non-compete agreement of $1.4 million, on a straight line basis over the remaining contract period or estimated lives of two, five and four years, respectively (approximately $768,000 annually). Additionally includes approximately $100,000 annually for contractual compensation expense related to the management of the brand.

(i)    Represents interest expense at a fixed interest rate of 8.99% related to incremental financing incurred for the Mudd acquisition (approximately $4.4 million annually) and amortization of deferred financing fees incurred in closing the Mudd financing arrangement over the five-year term of the financed debt (approximately $98,000 annually).

(j)    Represents the provision for income taxes at a 34% effective rate related to the pro forma adjustments to income and the historical pre-tax income. The taxes were not historically reflected due to the entity’s prior status as a limited liability company.

(k)    Represents the effect of the shares of our common stock and warrants that we issued as part of the Mudd acquisition.

(l)    Represents the elimination of Modern Amusement from the Mossimo historical operations.

(m)    Represents adjustments related to the amortization of the acquired Mossimo licensing contracts and non-compete agreement on a straight line basis over the remaining contract periods of 3.25 and 5.25 years, respectively (approximately $1.5 million annually). Additionally it includes $250,000 annually for the consulting agreement with Mossimo Giannulli.

(n)    Represents interest expense at the current interest rate of 10.50% (LIBOR of 5.37% plus 5.125%) related to incremental financing incurred as part of the Mossimo merger of approximately $8.9 million for the year ended December 31, 2005 and approximately $6.8 million for the nine months ended September 30, 2006. Additionally, it includes amortization of the deferred financing fees incurred in closing the Mossimo financing arrangement over the life (25.5 months) of the financed debt of $492,000 for the year ended December 31, 2005 and approximately $369,000 for the nine months ended September 30, 2006.

(o)    Represents the additional income tax provision/(benefit) at a 34% effective rate that would have been recorded against the pro forma adjustments to income and the historical pre-tax income.

(p)    Represents the 3,608,810 shares of our common stock issued upon the closing of the Mossimo merger and also includes 40,965 contingent shares (the maximum number of contingent shares that would be issued if our common stock does not trade at $18.71 per share and stay above that share price for at least 20 consecutive trading days during the 12-month measurement period ending October 31, 2007). In the event that our common stock does trade above $18.71 per share for the requisite number of trading days during the measurement period, no contingent shares will be issued. In the event that it does not trade above $18.71 for the requisite number of trading days during such period, the number of contingent shares to be issued will be calculated by first, multiplying 3,608,810, the number of shares issued by us upon the closing of the merger, by the difference between (a) $18.71 and (b) the greater of $18.50 and the highest 20 consecutive trading day average closing sale price during the measurement period, and then, dividing the product obtained by (b). If additional shares become issuable pursuant to the contingent share rights, former Mossimo stockholders will receive such contingent shares by November 28, 2007, subject to certain exceptions in the case of calculation disputes.

The target value of the 3,608,810 shares issued by us at the closing of the merger totals $67.5 million and represents the lowest total value at which contingent shares will not be required to be issued. This amount is calculated by multiplying 3,608,810 by $18.71. In the event that our common stock does not trade at or above $18.71 for 20 consecutive trading days during the 12 months ending October 31, 2007, contingent shares will be required to be issued and, as discussed above, have been accounted for as part of these pro forma financial statements.

(q)    Below is a summary of the calculation used to determine pro forma basic and diluted earnings per share for the periods ended December 31, 2005 and September 30, 2006:

	For the year ended December 31, 2005		For the nine months ended September 30, 2006
(000’s omitted except per share information)	Basic	Diluted	Basic	Diluted
Pro forma net income	23,834	23,834	20,949	20,949
Weighted number of shares outstanding, as reported in Iconix 2005 Form 10-K/A and 2006 Form 10-Q for the period ended September 30, 2006	31,284	34,773	38,075	43,469
Add: Incremental shares for pre-acquisition periods:
Joe Boxer (total amount of shares issued)	2,419	2,419	N/A	N/A
Rampage (total amount of shares issued)	1,540	1,540	N/A	N/A
Subtotal prior to 2006 completed transaction	35,243	38,732	38,075	43,469
Add: Incremental shares for pre-acquisition periods:
Mudd (total amount of shares issued)	3,269	3,269	1,223	1,223
Mudd related warrants(1)	—	58	—	77
Subtotal prior to merger transaction	38,512	42,059	39,298	44,769
Number of shares issued to Mossimo stockholders at closing of merger	3,608	3,608	3,608	3,608
Mossimo related warrants(1)	—	—	—	1
Mossimo contingent shares (based on a per share value of $18.50, the average closing sale price of our common stock for the three days prior to the closing of the merger)(2)	—	41	—	41
Pro forma common and diluted shares outstanding	42,120	45,708	42,906	48,419
Earnings per share	$0.57	$0.52	$0.49	$0.43

(1)	Warrants include in the diluted share amount were calculated using the treasury stock method.
(2)	See note (p) for detail.

Additionally, as of December 31, 2005, of a total of 8,373,292 potentially dilutive shares relating to stock options, 7,321,305 were included in the computation of diluted earnings per share. At September 30, 2006, of a total 7,814,985 potentially dilutive shares relating to stock options, 7,200,545 were included in the computation of diluted earnings per share. There were no potentially dilutive securities excluded from the calculation of pro forma diluted earnings per share because their inclusion would have been antidilutive.